Exhibit 10.3

AMENDED AND RESTATED REVOLVING NOTE

Executed as of  March 27, 2017

at Chicago, IllinoisAmount: $25,000,000

FOR VALUE RECEIVED, on the Maturity Date, BROADWIND ENERGY, INC., a Delaware corporation (“Parent”), BRAD FOOTE GEAR WORKS, INC., an Illinois corporation (“Brad Foote”), BROADWIND TOWERS, INC., a Wisconsin corporation (“Towers”), RED WOLF COMPANY, LLC, a North Carolina limited liability company (“Red Wolf”), BROADWIND SERVICES, LLC, a Delaware limited liability company (“Services,” and collectively with Parent, Brad Foote, Towers and Red Wolf, “Borrowers,” and each, a “Borrower”), promise to pay to the order of The PrivateBank and Trust Company, an Illinois banking corporation (hereinafter, together with any holder hereof, called “Lender”), at the main office of Lender, the principal sum of TWENTY-FIVE MILLION DOLLARS ($25,000,000) or such lesser amount as shall be shown on the records of Lender as the unpaid principal balance of this Note on the Maturity Date.  Borrowers (jointly and severally) further promise to pay interest on the outstanding principal amount hereof on the dates and at the rates provided in the Loan Agreement (as hereinafter defined) from the date hereof until payment in full hereof.

This Amended and Restated Revolving Note, as amended, restated, modified or supplemented from time to time (this “Note”), is referred to in and was delivered pursuant to that certain Loan and Security Agreement, dated October 26, 2016, by and among Borrowers and Lender, as it may be amended, restated, modified or supplemented from time to time, together with all exhibits thereto (the “Loan Agreement”).  Each term which is capitalized and used herein (which is not otherwise defined herein) shall have the meaning ascribed to such term in the Loan Agreement.

If payment hereunder becomes due and payable on a Saturday, Sunday or legal holiday under the laws of the United States or the State of Illinois, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon at the rate specified during such extension. Credit shall be given for payments made in the manner and at the times provided in the Loan Agreement. It is the intent of the parties that the rate of interest and other charges to Borrowers under this Note shall be lawful; therefore, if for any reason the interest or other charges payable hereunder are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Lender may lawfully charge any Borrower, then the obligation to pay interest or other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to such Borrower.

The principal and all accrued interest hereunder may be prepaid by Borrowers, in part or in full, at any time in accordance with the Loan Agreement.

Each Borrower waives the benefit of any law that would otherwise restrict or limit Lender in the exercise of its right, which is hereby acknowledged, to set-off against the Obligations, without notice and at any time hereafter, any indebtedness matured or unmatured owing from Lender to such Borrower. Each Borrower waives every defense, counterclaim or setoff which such Borrower may now have to any action by Lender in enforcing this Note and/or any of the other Obligations, or in enforcing Lender’s rights in the Collateral and ratifies and confirms whatever reasonable actions Lender may take pursuant to the terms hereof and of the Loan Agreement and with respect to the Collateral.

Each Borrower waives any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Lender’s rights hereunder (except for such notices expressly provided for in the Loan Agreement or Loan Documents).

The loan evidenced hereby has been made and this Note has been delivered at Chicago, Illinois. THIS NOTE SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING, WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, and shall be binding upon each Borrower and each Borrower’s legal representatives, successors and assigns. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or be invalid under such law, such provision shall be severable, and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Note. The term “Borrower” as used herein includes all parties signing this Note and all such parties, their respective successors and assigns, shall be jointly and severally obligated hereunder.

Each Borrower and by its acceptance hereof, Lender: (a) irrevocably agrees that, all actions arising directly or indirectly as a result or in consequence of this Note or any other agreement with Lender, or the Collateral, shall be instituted and litigated only in courts having situs in the City of Chicago, Illinois; (b) hereby consents to the exclusive jurisdiction and venue of any State or Federal Court located and having its situs in said city; and (c) waives any objection based on forum non-conveniens.  IN ADDITION, LENDER AND EACH BORROWER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS NOTE, THE OBLIGATIONS, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY ANY BORROWER OR LENDER OR WHICH IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN ANY BORROWER AND LENDER.  In addition, each Borrower agrees that all service of process shall be made as provided in the Loan Agreement.

As used herein, all provisions shall include the masculine, feminine, neuter, singular and plural thereof, wherever the context and facts require such construction and in particular the word “Borrower” shall be so construed.

This Note is being issued in substitution for and replacement of that certain Revolving Note, dated October 26, 2016, by Borrowers in favor of Lender (the “Prior Note”).  Nothing contained herein shall be deemed to be payment and satisfaction or a novation of the indebtedness evidenced by the Prior Note.

IN WITNESS WHEREOF, each Borrower has executed this Note on the date above set forth.

By:___________________________________ Name: _____________________________________________________	By:___________________________________ Name: _____________________________________________________
BORROWERS: BROADWIND ENERGY, INC. By: /s/ David Fell Name: David Fell Title: Secretary
BRAD FOOTE GEAR WORKS, INC. By: /s/ David Fell Name: David Fell Title: Secretary
BROADWIND TOWERS, INC. By: /s/ David Fell Name: David Fell Title: Secretary
BROADWIND SERVICES, LLC By: /s/ David Fell Name: David Fell Title: Secretary RED WOLF COMPANY, LLC By: /s/ David Fell Name: David Fell Title: Secretary